STATEMENT TO CERTIFICATEHOLDER	EXHIBIT 99.1

ORIGINAL DEAL PARAMETERS
Certificate Balance	$9,881,296.58

INPUTS FROM PREVIOUS PERIOD STATEMENT TO CERTIFICATEHOLDER
Certificate Balance	$9,881,296.58

CALCULATION OF DISTRIBUTABLE AMOUNTS
Deposit to Certificate Distribution Account from Collection Account plus	$692,439.50
Deposit to Certificate Distribution Account from Principal Distribution Account	$0.00
Deposit to Certificate Distribution Account from Reserve Account	$0.00
Total Deposit to Certificate Distribution Account	$692,439.50

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
1. Principal to Fixed Rate Certificateholders	$0.00
2. Any remaining amounts to the Seller	$692,439.50
3. Amount of Principal being paid on Certificate	$0.00
per $1,000 original principal balance	$0.00

SUMMARY OF DISTRIBUTIONS
Certificates Principal Paid	$0.00
Ending Certificates Principal Balance	$9,881,296.58
Certificate Pool Factor	1.00

Remaining amounts to the Seller	$692,439.50

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